EXHIBIT 99.1

May 27, 2026
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME (UP 49%) ON RECORD OPERATING INCOME (UP 41%) AND RECORD NET SALES (UP 25%) FOR THE SECOND QUARTER OF FISCAL 2026

Consolidated Quarterly Organic Net Sales Growth exceeds 18%

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 49% to a record $233.8 million, or $1.66 per diluted share, in the second quarter of fiscal 2026, up from $156.8 million, or $1.12 per diluted share, in the second quarter of fiscal 2025. Net income increased 31% to a record $424.0 million, or $3.01 per diluted share, in the first six months of fiscal 2026, up from $324.7 million, or $2.31 per diluted share, in the first six months of fiscal 2025.

Net sales increased 25% to a record $1,375.7 million in the second quarter of fiscal 2026, up from $1,097.8 million in the second quarter of fiscal 2025. Operating income increased 41% to a record $350.4 million in the second quarter of fiscal 2026, up from $248.2 million in the second quarter of fiscal 2025. The Company's consolidated operating margin improved to 25.5% in the second quarter of fiscal 2026, up from 22.6% in the second quarter of fiscal 2025.

Net sales increased 20% to a record $2,554.3 million in the first six months of fiscal 2026, up from $2,128.0 million in the first six months of fiscal 2025. Operating income increased 29% to a record $610.3 million in the first six months of fiscal 2026, up from $475.0 million in the first six months of fiscal 2025. The Company's consolidated operating margin improved to 23.9% in the first six months of fiscal 2026, up from 22.3% in the first six months of fiscal 2025.

EBITDA increased 37% to $408.3 million in the second quarter of fiscal 2026, up from $297.7 million in the second quarter of fiscal 2025. EBITDA increased 26% to $720.3 million in the first six months of fiscal 2026, up from $571.6 million in the first six months of fiscal 2025. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

-more-

Consolidated Results

Eric A. Mendelson and Victor H. Mendelson, HEICO’s Co-Chairmen and Co-Chief Executive Officers, commented on the Company's second quarter results stating, "Reporting yet another period of record results, HEICO's record quarterly net income, operating income and net sales were driven by 18% consolidated organic net sales growth and contributions by our profitable fiscal 2026 and 2025 acquisitions.

Cash flow provided by operating activities increased 43% to $292.0 million in the second quarter of fiscal 2026, up from $204.7 million in the second quarter of fiscal 2025. We continue to forecast strong cash flow from operations for fiscal 2026.

Our total debt to net income attributable to HEICO ratio was 3.28x as of April 30, 2026, as compared to 3.14x as of October 31, 2025. Our net debt to EBITDA ratio was 1.74x as of April 30, 2026, as compared to 1.60x as of October 31, 2025. The increase in our leverage ratios in the first six months of fiscal 2026 is a result of our successful completion of four acquisitions, two by the Flight Support Group and two by the Electronic Technologies Group. See our reconciliation of total debt to net debt at the end of this press release.

For the remainder of fiscal 2026, we expect increased net sales at both the Flight Support Group and Electronic Technologies Group supported by underlying demand for our products and contributions from recent acquisitions. We intend to continue evaluating acquisition opportunities that are consistent with our strategic objectives. Our capital allocation approach remains opportunistic, focused on balancing organic growth with accretive acquisitions while maintaining liquidity and financial flexibility."

Flight Support Group

The Flight Support Group achieved record quarterly net sales and operating income in the second quarter of fiscal 2026, with net sales and operating income increasing 21% and 31%, respectively, as compared to the second quarter of fiscal 2025. These results reflect strong double-digit organic net sales growth across all of the Flight Support Group's product lines, as well as the contributions from our fiscal 2026 acquisitions.

The Flight Support Group's net sales increased 21% to a record $929.4 million in the second quarter of fiscal 2026, up from $767.1 million in the second quarter of fiscal 2025. The net sales increase in the second quarter of fiscal 2026 resulted from strong organic growth of 19%, as well as the impact from our fiscal 2026 acquisitions. The organic net sales growth in the second quarter of fiscal 2026 reflects increased demand across all of our product lines.

The Flight Support Group's net sales increased 18% to a record $1,749.4 million in the first six months of fiscal 2026, up from $1,480.2 million in the first six months of fiscal 2025. The net sales increase in the first six months of fiscal 2026 resulted from robust

-more-

organic growth of 16%, as well as the impact from our fiscal 2025 and 2026 acquisitions. The organic net sales growth in the first six months of fiscal 2026 reflects increased demand across all of our product lines.

The Flight Support Group's operating income increased 31% to a record $243.1 million in the second quarter of fiscal 2026, up from $185.0 million in the second quarter of fiscal 2025. The Flight Support Group's operating income increased 26% to a record $443.8 million in the first six months of fiscal 2026, up from $351.1 million in the first six months of fiscal 2025. The operating income increase in the second quarter and first six months of fiscal 2026 principally reflects the previously mentioned net sales growth, selling, general and administrative ("SG&A") expense efficiencies realized from the net sales growth, and an improved gross profit margin. The improved gross profit margin in the second quarter and first six months of fiscal 2026 was principally driven by a more favorable product mix and higher net sales volumes within our aftermarket replacement parts product line.

The Flight Support Group's operating margin improved to 26.2% in the second quarter of fiscal 2026, up from 24.1% in the second quarter of fiscal 2025. The Flight Support Group's operating margin improved to 25.4% in the first six months of fiscal 2026, up from 23.7% in the first six months of fiscal 2025. The operating margin increase in the second quarter and first six months of fiscal 2026 reflects decreased SG&A expenses as a percentage of net sales, primarily driven by the previously mentioned SG&A expense efficiencies, and the previously mentioned improved gross profit margin.

Electronic Technologies Group

The Electronic Technologies Group achieved record quarterly net sales and operating income in the second quarter of fiscal 2026, with net sales and operating income improving 34% and 56%, respectively, as compared to the second quarter of fiscal 2025. These exceptional results principally resulted from strong organic net sales growth and contributions from our fiscal 2026 and 2025 acquisitions, driven by broad-based improved demand for most of the Electronic Technologies Group's products.

The Electronic Technologies Group's net sales increased 34% to a record $459.5 million in the second quarter of fiscal 2026, up from $342.2 million in the second quarter of fiscal 2025. The net sales increase reflects strong organic growth of 17% and the impact from our fiscal 2026 and 2025 acquisitions. The organic net sales growth is mainly attributable to increased demand for our other electronics, defense, aerospace, and space products.

The Electronic Technologies Group's net sales increased 23% to a record $830.2 million in the first six months of fiscal 2026, up from $672.5 million in the first six months of fiscal 2025. The net sales increase came from strong organic growth of 12% and the impact from our fiscal 2025 and 2026 acquisitions. The organic net sales growth is

-more-

mainly attributable to increased demand for our other electronics, aerospace, and defense products.

The Electronic Technologies Group's operating income increased 56% to a record $121.8 million in the second quarter of fiscal 2026, up from $77.9 million in the second quarter of fiscal 2025. The operating income increase principally reflects the previously mentioned net sales growth, an improved gross profit margin, and SG&A expense efficiencies realized from the net sales growth. The improved gross profit margin principally reflects the previously mentioned higher net sales and a more favorable product mix of our aerospace products.

The Electronic Technologies Group's operating income increased 26% to a record $195.1 million in the first six months of fiscal 2026, up from $154.3 million in the first six months of fiscal 2025. The operating income increase principally reflects the previously mentioned net sales growth and SG&A expense efficiencies realized from the net sales growth.

The Electronic Technologies Group's operating margin improved to 26.5% in the second quarter of fiscal 2026, up from 22.8% in the second quarter of fiscal 2025. The operating margin increase reflects the previously mentioned improved gross profit margin and decreased SG&A expenses as a percentage of net sales, primarily driven by the previously mentioned SG&A expense efficiencies.

The Electronic Technologies Group's operating margin improved to 23.5% in the first six months of fiscal 2026, up from 23.0% in the first six months of fiscal 2025. The increased operating margin principally resulted from decreased SG&A expenses as a percentage of net sales, primarily driven by the previously mentioned SG&A expense efficiencies.

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and

-more-

should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 84.5 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 55.2 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Thursday, May 28, 2026 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (800) 330-6710, International (646) 769-9200, wait for the conference operator and provide the operator with the Conference ID 1509611. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at https://www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements.

-more-

Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase in our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cybersecurity events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

-more-

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended April 30,
	2026		2025
Net sales	$1,375,713		$1,097,820
Cost of sales	806,188		660,016
Selling, general and administrative expenses	219,088		189,652
Operating income	350,437		248,152
Interest expense	(34,161)		(32,865)
Other income	1,254		636
Income before income taxes and noncontrolling interests	317,530		215,923
Income tax expense	67,200		45,400
Net income from consolidated operations	250,330		170,523
Less: Net income attributable to noncontrolling interests	16,529		13,730
Net income attributable to HEICO	$233,801		$156,793

Net income per share attributable to HEICO shareholders:
Basic	$1.68		$1.13
Diluted	$1.66		$1.12

Weighted average number of common shares outstanding:
Basic	139,561		139,005
Diluted	141,068		140,599

	Three Months Ended April 30,
	2026		2025
Operating segment information:
Net sales:
Flight Support Group	$929,427		$767,070
Electronic Technologies Group	459,532		342,167
Intersegment sales	(13,246)		(11,417)
	$1,375,713		$1,097,820
Operating income:
Flight Support Group	$243,064		$184,980
Electronic Technologies Group	121,809		77,880
Other, primarily corporate	(14,436)		(14,708)
	$350,437		$248,152
Depreciation and amortization:
Flight Support Group	$29,891		$28,449
Electronic Technologies Group	25,916		19,537
Other, primarily corporate	827		891
	$56,634	(c)	$48,877	(c)

-more-

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended April 30,
	2026		2025
Net sales	$2,554,295		$2,128,042
Cost of sales	1,529,806		1,284,576
Selling, general and administrative expenses	414,153		368,509
Operating income	610,336		474,957
Interest expense	(63,647)		(65,323)
Other income	2,298		1,555
Income before income taxes and noncontrolling interests	548,987		411,189
Income tax expense	93,900	(a)	59,100	(b)
Net income from consolidated operations	455,087		352,089
Less: Net income attributable to noncontrolling interests	31,098		27,341
Net income attributable to HEICO	$423,989	(a)	$324,748	(b)

Net income per share attributable to HEICO shareholders:
Basic	$3.04	(a)	$2.34	(b)
Diluted	$3.01	(a)	$2.31	(b)

Weighted average number of common shares outstanding:
Basic	139,464		138,921
Diluted	141,049		140,541

	Six Months Ended April 30,
	2026		2025
Operating segment information:
Net sales:
Flight Support Group	$1,749,427		$1,480,244
Electronic Technologies Group	830,207		672,482
Intersegment sales	(25,339)		(24,684)
	$2,554,295		$2,128,042
Operating income:
Flight Support Group	$443,797		$351,096
Electronic Technologies Group	195,055		154,336
Other, primarily corporate	(28,516)		(30,475)
	$610,336		$474,957
Depreciation and amortization:
Flight Support Group	$57,766		$54,281
Electronic Technologies Group	48,200		39,037
Other, primarily corporate	1,676		1,784
	$107,642	(c)	$95,102	(c)

-more-

HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2026, the Company recognized a $22.3 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $21.8 million, or $.16 per basic share and $.15 per diluted share.
(b)During the first quarter of fiscal 2025, the Company recognized a $27.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $26.5 million, or $.19 per basic and diluted share.
(c)Depreciation and amortization information on the Company's two operating segments for the three and six months ended April 30, 2026 and 2025, is as follows (in thousands):

	Three Months Ended April 30,		Six Months Ended April 30,
	2026	2025	2026	2025

Depreciation:
Flight Support Group	$7,257	$6,609	$14,038	$13,187
Electronic Technologies Group	7,162	6,061	14,085	12,030
Other, primarily corporate	434	498	891	999
	$14,853	$13,168	$29,014	$26,216

Amortization:
Flight Support Group	$22,634	$21,840	$43,728	$41,094
Electronic Technologies Group	18,754	13,476	34,115	27,007
Other, primarily corporate	393	393	785	785
	$41,781	$35,709	$78,628	$68,886

-more-

HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	April 30, 2026	October 31, 2025
Cash and cash equivalents	$210,335	$217,781
Accounts receivable, net	734,955	637,615
Contract assets	131,590	119,257
Inventories, net	1,410,527	1,295,336
Prepaid expenses and other current assets	149,069	86,377
Total current assets	2,636,476	2,356,366
Property, plant and equipment, net	462,831	431,710
Goodwill	4,197,386	3,661,624
Intangible assets, net	1,715,157	1,471,440
Other assets	580,363	579,294
Total assets	$9,592,213	$8,500,434

Current maturities of long-term debt	$3,402	$3,358
Other current liabilities	900,180	828,646
Total current liabilities	903,582	832,004
Long-term debt, net of current maturities	2,583,888	2,164,587
Deferred income taxes	164,584	107,186
Other long-term liabilities	548,588	550,124
Total liabilities	4,200,642	3,653,901
Redeemable noncontrolling interests	536,654	467,358
Shareholders’ equity	4,854,917	4,379,175
Total liabilities and equity	$9,592,213	$8,500,434

-more-

HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended April 30,
	2026	2025
Operating Activities:
Net income from consolidated operations	$455,087	$352,089
Depreciation and amortization	107,642	95,102
Share-based compensation expense	22,517	10,671
Deferred income tax provision (benefit)	11,801	(17,940)
Employer contributions to HEICO Savings and Investment Plan	10,474	8,500
Increase in accrued contingent consideration, net	4,502	6,766
Payment of contingent consideration	—	(2,190)
Increase in accounts receivable	(65,133)	(40,361)
Increase in contract assets	(6,300)	(12,319)
Increase in inventories	(40,463)	(46,134)
(Decrease) increase in current liabilities, net	(38,223)	526
Other	8,666	53,019
Net cash provided by operating activities	470,570	407,729

Investing Activities:
Acquisitions, net of cash acquired	(821,269)	(286,161)
Capital expenditures	(31,546)	(33,299)
Investments related to HEICO Leadership Compensation Plan	(16,800)	(17,700)
Proceeds from corporate-owned life insurance policy withdrawals	22,654	—
Other	(3,995)	(2,599)
Net cash used in investing activities	(850,956)	(339,759)

Financing Activities:
Borrowings on revolving credit facility, net	420,000	50,000
Cash dividends paid	(16,724)	(15,272)
Distributions to noncontrolling interests	(16,364)	(17,563)
Acquisitions of noncontrolling interests	(12,414)	(4,205)
Redemptions of common stock related to stock option exercises	(4,813)	(1,415)
Payment of contingent consideration	—	(5,954)
Proceeds from stock option exercises	3,843	5,786
Other	(1,642)	(2,114)
Net cash provided by financing activities	371,886	9,263

Effect of exchange rate changes on cash	1,054	2,973

Net (decrease) increase in cash and cash equivalents	(7,446)	80,206
Cash and cash equivalents at beginning of year	217,781	162,103
Cash and cash equivalents at end of period	$210,335	$242,309

-more-

HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended April 30,
EBITDA Calculation	2026	2025
Net income attributable to HEICO	$233,801	$156,793
Plus: Depreciation and amortization	56,634	48,877
Plus: Net income attributable to noncontrolling interests	16,529	13,730
Plus: Interest expense	34,161	32,865
Plus: Income tax expense	67,200	45,400
EBITDA (a)	$408,325	$297,665

	Six Months Ended April 30,
EBITDA Calculation	2026	2025
Net income attributable to HEICO	$423,989	$324,748
Plus: Depreciation and amortization	107,642	95,102
Plus: Net income attributable to noncontrolling interests	31,098	27,341
Plus: Interest expense	63,647	65,323
Plus: Income tax expense	93,900	59,100
EBITDA (a)	$720,276	$571,614

	Trailing Twelve Months Ended
EBITDA Calculation	April 30, 2026	October 31, 2025
Net income attributable to HEICO	$789,626	$690,385
Plus: Depreciation and amortization	208,616	196,076
Plus: Net income attributable to noncontrolling interests	58,926	55,169
Plus: Interest expense	128,201	129,877
Plus: Income tax expense	182,800	148,000
EBITDA (a)	$1,368,169	$1,219,507

Net Debt Calculation	April 30, 2026	October 31, 2025
Total debt	$2,587,290	$2,167,945
Less: Cash and cash equivalents	(210,335)	(217,781)
Net debt (a)	$2,376,955	$1,950,164

Total debt	$2,587,290	$2,167,945
Net income attributable to HEICO (trailing twelve months)	$789,626	$690,385
Total debt to net income attributable to HEICO ratio	3.28	3.14

Net debt	$2,376,955	$1,950,164
EBITDA (trailing twelve months)	$1,368,169	$1,219,507
Net debt to EBITDA ratio (a)	1.74	1.60

(a) See the "Non-GAAP Financial Measures" section of this press release.